SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2012

Bioflamex Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53712	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Christiansvej 28, 2920 Charlottenlund, Denmark	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-233-1310

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 16, 2012, Weaver Martin & Samyn, LLC (the “Former Accountant”) was dismissed as the Company’s accountant. The Company has engaged Silberstein Ungar, PLLC Associates (“New Accountant”) as its principal accountants effective October 11, 2012. The decision to change accountants was approved by the Company’s board of directors.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal years ended February 29, 2012 and February 28, 2011 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended February 29, 2012 and February 28, 2011 contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended February 29, 2012 and February 28, 2011, and through the interim period ended October 16, 2012, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the years ended February 29, 2012 and February 28, 2011, and through the interim period ended October 16, 2012, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Item 9A of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended February 29, 2012, and Part I, Item 4 of the Company’s Form 10-Q,for the quarterly period ended May 31, 2012, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such periods due to the existence of material weaknesses related to the following:

(i) inadequate segregation of duties and effective risk assessment; and

(ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both United States generally accepted accounting principles and Securities and Exchange Commission guidelines.

Other than as disclosed above, there were no reportable events during the years ended February 29, 2012 and February 28, 2011 and through the interim period ended October 16, 2012. The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the annual and interim periods audited and reviewed by the Former Accountant, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On October 16, 2012, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant indicated that it could not respond until Monday, October 22, 2012 at the earliest. The Company will therefore file an amended Current Report on Form 8-K to include the Former Accountant’s response.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioflamex Corporation.

By: /s/ Kristian Schiørring

Kristian Schiørring

President

Date: October 17, 2012

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